Exhibit 99.1

EXTENDED STAY AMERICA

APPOINTS BRIAN T. NICHOLSON AS CHIEF FINANCIAL OFFICER

CHARLOTTE, N.C. – April 27, 2018 (GlobeNewswire) — Extended Stay America, Inc. (“ESA”) and its paired-share REIT, ESH Hospitality, Inc. (“ESH”), (NYSE: STAY and collectively, the “Company”) today announced that Brian T. Nicholson will be appointed to serve as the next Chief Financial Officer of both companies prior to their May 16, 2018 annual meetings of shareholders.

Mr. Nicholson, 48, returns to the Company after serving in executive roles with multi-unit, consumer-facing companies over the past three years. Since 2016, he has served as Chief Financial Officer for The Fresh Market, Inc., a specialty food retailer with over 175 stores, where he also served as Interim Chief Executive Officer from June 2017 to September 2017. From 2015 to 2016, Mr. Nicholson was the Executive Vice President and Chief Financial Officer for Driven Brands, Inc., a private equity-owned multi-brand automotive company with both franchised and company-owned businesses including Meineke Car Care, Maaco, 1-800 Radiator, CARSTAR, and Take 5 Oil Change. From 2012 to 2015, Mr. Nicholson was the Vice President of Financial Planning & Analysis for the Company, a period that included the Company’s initial public offering. He previously served in finance, strategy, and consulting roles for The Fresh Market, Inc. and ScottMadden, Inc. Mr. Nicholson is a graduate of the University of North Carolina at Chapel Hill and holds a Master of Business Administration from Wake Forest University.

Jonathan Halkyard, President and Chief Executive Officer of ESA and ESH, said, “We are delighted to welcome Brian Nicholson back to the Extended Stay America family. A nationwide search process confirmed what we already knew: that Brian’s intimate knowledge of our operating model, balance sheet, paired share structure, and core business, combined with the executive experience that he has gained over the past three years in other franchising, real estate, and retail businesses, makes him the ideal candidate to lead our way forward as we continue to execute on our ESA 2.0 initiatives. ”

Mr. Halkyard added, “I’d also like to thank David Clarkson for his outstanding service as our Interim Chief Financial Officer since January 1, 2018. David will return to his role leading our Treasury and FP&A functions, reporting directly to Brian.”

Mr. Nicholson said, “I’d like to thank Jonathan and the Boards of Directors for appointing me to succeed Jonathan as CFO. With the launch of ESA 2.0, Extended Stay America is positioned to do great things in the coming years, and I couldn’t be happier to be rejoining the company at such a transformative time.”

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance and execution of the Company’s ESA 2.0 initiatives, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America. Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 598 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties in addition to 27 Extended Stay America branded hotels for third parties, providing over 8,000 jobs at Extended Stay America hotels and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts

Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com

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